Exhibit 99.3


Segment information for the quarters ended March 31, June 30, September 30, and
                                December 31, 2005

                                        1Q 2005           2Q 2005          3Q 2005           4Q 2005   Total for 2005
Sales:
   Beauty & Home                  $     180,942     $     178,024    $     170,833     $     175,950    $     705,749
   Closures                              95,153           102,148           97,955            91,175          386,431
   Pharma                                70,714            78,862           74,400            73,851          297,827
   Other                                    329               337              416               281            1,363
                                  -------------     -------------    -------------     -------------    -------------
     Total Sales                        347,138           359,371          343,604           341,257        1,391,370

Less: Intersegment Sales:
   Beauty & Home                  $       1,835     $       2,140    $       1,686     $       1,722    $       7,383
   Closures                                 408               411              251               200            1,270
   Pharma                                   632               470              340               276            1,718
   Other                                    264               238              243               245              990
                                  -------------     -------------    -------------     -------------    -------------
     Total Intersegment Sales             3,139             3,259            2,520             2,443           11,361

Net Sales:
   Beauty & Home                  $     179,107     $     175,884    $     169,147     $     174,228    $     698,366
   Closures                              94,745           101,737           97,704            90,975          385,161
   Pharma                                70,082            78,392           74,060            73,575          296,109
   Other                                     65                99              173                36              373
                                  -------------     -------------    -------------     -------------    -------------
     Total Net Sales                    343,999           356,112          341,084           338,814        1,380,009

Segment Income:
   Beauty & Home                  $      14,896     $      15,585    $      12,473     $      11,055    $      54,009
   Closures                               8,262            12,349           11,361            10,420           42,392
   Pharma                                16,264            20,293           20,234            19,213           76,004
   Corporate & Other                     (5,046)           (7,057)          (4,936)           (4,273)         (21,312)
                                  -------------     -------------    -------------     -------------     ------------
Income before interest and
 taxes                            $      34,376     $      41,170    $      39,132     $      36,415    $     151,093
Interest Expense, net                    (1,923)           (2,279)          (2,254)           (2,684)          (9,140)
                                  -------------     -------------    -------------     -------------    -------------
Income before Income Taxes        $      32,453     $      38,891    $      36,878     $      33,731    $     141,953
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